Exhibit 10.1

News

WIPRO INFOTECH AND RiT TECHNOLOGIES TO JOINTLY OFFER INTELLIGENT
PHYSICAL LAYER MANAGEMENT SOLUTIONS

– Enterprise customers to get improved control, utilization and maintenance of their networks within their budgets –

Mumbai, India and Tel Aviv, Israel – April 25, 2006 – Wipro Infotech, a leading IT services organization and RiT Technologies (NASDAQ: RITT), the pioneer and world-leading provider of intelligent physical layer solutions, today announced their partnership, to jointly market a complete solution that offers medium to large enterprises the ability to maximize performance and reduce the cost-of-ownership of mission-critical networks, within their tight operating budgets.

Customers will now have the ability to control their physical network infrastructure for maximum utilization, enhanced uptime and physical safeguarding of data and property. Simplified deployment for asset tracking, pinpointing and troubleshooting of failures, service qualification and verification will also be made possible now with this new solution.

With the introduction of an IPLMS called PatchView, RiT has introduced management, control and efficiency to the physical layer. Providing real-time information on the status of connections at the wiring closet, the PatchView solution puts a powerful physical-layer management tool at the network administrator’s fingertips.

“We are excited that Wipro Infotech has recognized the value of the PatchView solution and our experience in this field,” said Mr. David Shalts, Regional Sales Director (APAC), RiT Technologies. “In order to ensure minimum downtime and maximum efficiency, companies invest large sums in networking equipment; however, the physical layer with the longest shelf life where users are actually connected to the network and support all the other elements in the network – is frequently neglected – and there lies a gap for a solution such as PatchView,” he added.

“With this partnership, we will now be bringing the proven IPLMS concept to our customers in India. Physical layer management is a necessity for businesses with complex, mission-critical networks and no tolerance for downtime; and we see this as a huge opportunity in India” said Vikas Srivastava, General Manager, Networking Solutions, Wipro Infotech.

About Wipro Infotech
Wipro Infotech, a division of the US$ 2.39 billion Wipro Limited, provides enterprise customers with high value Information Technology Products, Services, Solutions and Consulting Services in India, and provides Technology & Software Services and Consulting Services in the Middle East and ASEAN. It is the world’s first Products, Services and Solutions Company to be certified, Enterprise wide at Level 5, Version 2.0 of PCMM. Headquartered at Bangalore, Wipro Infotech serves customers in India through a network of 22 offices and 170 service locations across the country. It has business offices in the Middle East and Asia Pacific. Wipro Infotech has been rated the Top Network Integrator of the Year 2005 by Voice & Data. Wipro Infotech was conferred “Best SAP APA Channel Partner – mySAP All-In-One Target over Achiever” award for its successes in delivering templatized vertical solutions in SMB space.

About Wipro Limited
Wipro provides comprehensive IT solutions and services, including systems integration, information systems outsourcing, IT enabled services, package implementation, software application development and maintenance, and research and development services to corporations globally. Wipro Limited is the first PCMM Level 5 and SEI CMM Level 5 certified IT Services Company globally. In the Indian market, Wipro is a leader in providing IT solutions and services for the corporate segment in India offering system integration, network integration, software solutions and IT services.  In the Asia Pacific and Middle East markets, Wipro provides IT solutions and services for global corporations. Wipro also has profitable presence in niche market segments of consumer products and lighting. Wipro’s ADSs are listed on the New York Stock Exchange, and its equity shares are listed in India on the Stock Exchange – Mumbai, and the National Stock Exchange.  For more information, please visit our websites at www.wipro.com, www.wiprocorporate.com , and www.wipro.co.in

Wipro’s forward looking and cautionary statements
Forward-looking and cautionary statements Certain statements in this release concerning our future growth prospects and our ability to successfully complete and integrate potential acquisitions are forward looking statements, which involve a number of risks, and uncertainties that could cause actual results to differ materially from those in such forward looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding our ability to integrate and manage acquired IT professionals, our ability to integrate acquired assets in a cost effective and timely manner, fluctuations in earnings, our ability to manage growth, intense competition in IT services including those factors which may affect our cost advantage, wage increases in India, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, restrictions on immigration, our ability to manage our international operations, reduced demand for technology in our key focus areas, disruptions in telecommunication networks, liability for damages on our service contracts, the success of the companies in which Wipro has made strategic investments, withdrawal of fiscal governmental incentives, political instability, legal restrictions on raising capital or acquiring companies outside India, unauthorized use of our intellectual property and general economic conditions affecting our industry. Additional risks that could affect our future operating results are more fully described in our filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. Wipro may, from time to time, make additional written and oral forward looking statements, including statements contained in the company’s filings with the Securities and Exchange Commission and our reports to shareholders. Wipro does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

About RiT Technologies
RiT is a leading provider of physical network infrastructure control and management solutions. Deployed in the networks of many of the world’s largest carriers and enterprises, its pioneering, fast-ROI products have proven their ability to simplify service deployment and provisioning, enhance troubleshooting accuracy, reduce infrastructure maintenance costs, enhance physical layer security and enable cost-effective service qualification and verification.

RiT is a member of the RAD group, a world leader in communications solutions. For more information, please visit our website: www.rittech.com

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate”, “forecast”, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described under the heading “Risk Factors” in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 20-F, which may be revised or supplemented in subsequent reports filed with the SEC. These factors include, but are not limited to, the following: our ability to raise additional financing, if required; the continued development of market trends in directions that benefit our sales; our ability to maintain and grow our revenues; our dependence upon independent distributors, representatives and strategic partners; our ability to develop new products and enhance our existing products; the availability of third-party components used in our products; the economic condition of our customers; the impact of government regulation; and the economic and political situation in Israel. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

20: 20 MEDIA	Wipro Infotech	RiT Technologies Ltd.

Monica Mascarenhas	Aparna Ramani	Simona Green
Account Executive, Bangalore.	Media Relations, Wipro	VP Finance
Tel: 080 - 22123111	Infotech, Bangalore	+972-3-766-4249
email: monica@2020india.com	Tel: 080-28440011	simonag@rit.co.il
email: aparna.ramani@wipro.com